EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual report on Form 10-K of CEFC GLOBAL STRATEGIC HOLDINGS, INC. for the fiscal year ended February 28, 2017, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the annual report on Form 10-K of CEFC GLOBAL STRATEGIC HOLDINGS, INC. for the fiscal year ended February 28, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the annual report on Form 10-K for the fiscal year ended February 28, 2017, fairly presents, in all material respects, the financial condition and results of operations of CEFC GLOBAL STRATEGIC HOLDINGS, INC.

By:	/s/ Yadong Liu
Name:	Yadong Liu
Title:	Chief Executive Officer
Date	June 12, 2017